UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2026

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On January 27, 2026, the stockholders of Tempest Therapeutics, Inc., a Delaware corporation (the “Company”), approved the Company’s limited duration stockholder rights plan, as amended, as set forth in that certain Rights Agreement, dated as of October 10, 2023, by and between the Company and Computershare & Trust Company N.A., as rights agent (as amended or otherwise modified prior to date, the “Rights Agreement”).

Such stockholder approval extended the final expiration date of the Rights Agreement until October 10, 2026, unless the rights thereunder are earlier redeemed or exchanged by the Company. The Rights Agreement otherwise remains unmodified and in full force and effect in accordance with its terms. A copy of the Rights Agreement is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 11, 2023, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 27, 2026, the Company’s stockholders approved Amendment No. 1 (the “Plan Amendment”) to the Company’s Amended and Restated 2023 Equity Incentive Plan (the “2023 EIP”) to increase the number of shares of the Company’s common stock issuable under such plan by 1,410,000 shares. A summary of the principal features of the 2023 EIP and the Plan Amendment is set forth under the heading “Proposal 6 – The Incentive Plan Proposal” contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 31, 2025 (the “Proxy Statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 27, 2026, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The final results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below. These proposals are described in detail in the Proxy Statement.

Proposal 1. Election of Directors.

The Company’s stockholders elected the person listed below as a Class I director, to serve until the Company’s 2028 Annual Meeting of Stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. The final voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Geoff Nichol	1,003,845	599,242	1,075,928

Proposal 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
816,856	428,524	357,707	1,075,928

Proposal 3. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results were as follows:

Votes For	Votes Against	Abstentions
1,908,927	395,747	374,341

Proposal 4. Approval of the Company’s limited duration stockholder rights plan, as amended.

The Company’s stockholders approved the Company’s limited duration stockholder rights plan, as amended. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
707,924	541,271	353,892	1,075,928

Proposal 5. Approval of the issuance of the Company’s common stock.

The Company’s stockholders approved the issuance of 8,268,495 shares of the Company’s common stock in satisfaction of the Company’s obligations under that certain Asset Purchase Agreement, dated November 19, 2025, by and among the Company, Erigen LLC and Factor Bioscience Inc., for purposes of Nasdaq Stock Market Rules 5635(a) and 5635(b). The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,281,862	319,400	1,825	1,075,928

Proposal 6. Approval of an amendment to the Company’s Amended and Restated 2023 Equity Incentive Plan.

The Company’s stockholders approved the Plan Amendment. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
646,079	600,412	356,596	1,075,928

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: January 28, 2026	By:	/s/ Stephen Brady
	Name:	Stephen Brady
	Title:	Chief Executive Officer